Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SALLIE MAE APPOINTS JACK REMONDI CHIEF EXECUTIVE OFFICER,

ANNOUNCES STRATEGIC PLAN TO CREATE SEPARATE EDUCATION

LOAN MANAGEMENT AND CONSUMER BANKING COMPANIES

Strategic Separation to Unlock Value, Enhance Long-Term Growth Potential

Joseph DePaulo to Lead Future Consumer Banking Business

NEWARK, Del., May 29, 2013 — Sallie Mae (NASDAQ: SLM), formally SLM Corporation, today announced its Board of Directors has appointed John (Jack) F. Remondi chief executive officer, effective immediately. Mr. Remondi succeeds Albert L. Lord, Sallie Mae’s vice chairman and chief executive officer, who is moving up his plans to retire from the Board of Directors and executive management.

In addition, the Board authorized management to pursue separation of the company’s existing businesses into two, separate, publicly traded entities — an education loan management business and a consumer banking business — to unlock value and enhance long-term growth potential.

Mr. Remondi has served as president and chief operating officer since 2011. Prior to that, he served as vice chairman and chief financial officer. Throughout his tenure with Sallie Mae, he has been instrumental in executing strategic initiatives, such as the privatization of the company from a government-sponsored enterprise, the navigation of the global financial crisis and the business restructuring following the end of the private sector federal student loan program.

“Our Board of Directors has determined that Jack is the one to build on Al’s long legacy of success and lead Sallie Mae through its next strategic transformation,” said Anthony P. Terracciano, chairman. “Jack brings extensive knowledge about our core financial and operational competencies, and the Board and I are confident that he will achieve the important task of unlocking more value from today’s franchise by creating two, market-leading companies from the portfolio of businesses managed currently. It is a testament to Al’s leadership that we are now ready to take this next step, and I thank him for his years of service and his unwavering commitment to shareholder value.”

The strategic plan will create two companies, each initially owned by Sallie Mae’s existing shareholders and the leader in its respective business lines. Sallie Mae would form an education loan management business comprised of the company’s portfolios of federally guaranteed (FFELP) and private education loans, as well as most related servicing and collection activities. This will be the leading education loan portfolio management, servicing and collection company, and Mr. Remondi will continue as its chief executive officer.

Sallie Mae’s private education loan origination and servicing businesses, including Sallie Mae Bank and the private education loans it currently holds, will operate separately under the Sallie Mae brand. This will be the leading consumer education lending franchise with expertise in helping families save, plan and pay for college. Joseph DePaulo, executive vice president, banking and finance, will lead this business as chief executive officer. Mr. DePaulo joined Sallie Mae as executive vice president and chief marketing officer in 2009, bringing 25 years of experience in the consumer banking industry at MBNA and as co-founder and CEO of Credit One Financial Solutions.

Commenting about the current changes, Mr. Lord said, “After 31 years I choose to focus only on good memories. I do regret not completing the spin or achieving more of the intrinsic value in the share price before my exit. I believe the Board remains committed to the simple two-part strategy we implemented in 2012: return legacy business capital and invest in our Smart Option growth business. Recent success developing the FFELP residual market has and will facilitate the capital returns that have sparked a nearly 75 percent share price improvement in the last 12 months. Separating the company is the logical next step and I wish Jack, Joe and the Board well.”

“This strategic separation represents a natural business evolution since FFELP originations ended in 2010. Sallie Mae has successfully adapted its businesses to remain at the forefront of education lending and servicing,” said Jack Remondi, chief executive officer. “Sallie Mae is the largest originator of private education loans, and we have diligently used credit standards that foster responsible borrowing. We’re also the largest servicer of private and FFELP loans with an important contract with the Department of Education.” “By separating our current operations into two businesses, we will facilitate focus on Sallie Mae’s growing consumer banking business and management of its education loan portfolios.”

It is expected the separation, if completed, would be effected via a tax-free distribution of common stock to Sallie Mae’s shareholders. The details of the planned separation, including the precise allocation of assets between the two companies, remain under consideration at this time. Based on current plans and Sallie Mae’s March 31, 2013, financial information:

•

The education loan management business’ principal assets are likely to consist of approximately $118.1 billion in FFELP Loans, $31.6 billion in private education loans, $7.9 billion of other interest-earning assets; and a leading education loan servicing platform that services loans for approximately 10 million federal education loan customers, including 4.8 million customer accounts serviced under the company’s contract with the U.S. Department of Education. In aggregate, this company will own approximately 95 percent of Sallie Mae’s existing assets and remain obligated for the company’s senior indebtedness.

•

The consumer banking business’ assets are likely to include approximately $9.9 billion of total assets comprised primarily of private education loans and related origination and servicing platforms; cash and other investments; and the Sallie Mae Upromise Rewards program.

Further Transaction Information

The completion of the separation will be subject to certain customary conditions, including final approval by the Sallie Mae Board of Directors, confirmation of the tax-free nature of the transaction, and the effectiveness of a registration statement that will be filed with the Securities and Exchange Commission, including information about the separation, distribution and related matters. The contemplated separation and distribution will not require a shareholder vote. Although Sallie Mae expects the separation of its businesses and related distribution of common stock to be completed within 12 months, there can be no assurance the separation and distribution will ultimately occur.

Sallie Mae remains committed to its 2013 objectives, including the continued monetization of its ownership interests in existing education loan securitization trusts while maintaining its current dividend and excess capital distribution practices until the completion of the transaction. The post-transaction dividend policies of the two separate companies will be finalized at a later date. Sallie Mae also expects to create fully independent, focused governance structures for each company by significantly reducing the size of each company’s board of directors and significantly increasing the numbers of newly appointed directors for each company, with particular emphasis on identifying newly appointed members with relevant industry expertise to chair each board of directors.

Sallie Mae will host an investor call regarding the announcement today, at noon EDT. Individuals interested in participating in the call should dial 877-356-5689 (USA and Canada) or dial 706-679-0623 (international) and use access code 79061288 starting at 11:45 a.m. EDT today, May 29. A live audio webcast of the conference call may be accessed at www.SallieMae.com/investors. A replay of the conference call via the company’s website will be available approximately two hours after the call’s conclusion. A telephone replay may be accessed approximately two hours after the call’s conclusion through June 12, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 79061288.

Following the investor call, Sallie Mae does not intend to provide regular updates about progress on the separation, but will announce final approval by the Sallie Mae Board of Directors and the completion of the transaction and will make such other announcements as required by law, including in the company’s periodic securities law filings.

Forward-Looking Statements

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release, including the planned separation of Sallie Mae’s portfolios holding federally guaranteed and private education loans, as well as most related servicing and collections activities, from the private education loan origination and servicing business, including Sallie Mae Bank and the private loans it currently holds, and the expected financial results of the two companies after the separation. Statements that are not historical facts, including statements about Sallie Mae’s beliefs or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere in Sallie Mae’s Annual Report on Form 10-K for the year ended Dec. 31, 2012; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which Sallie Mae is a party; credit risk associated with Sallie Mae’s exposure to third parties, including counterparties to Sallie Mae’s derivative transactions; and changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). Sallie Mae could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings or the credit ratings of the United States of America; failures of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; failures to successfully implement cost-cutting and restructuring initiatives and adverse effects of such initiatives on its business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; increased competition from banks and other consumer lenders; the creditworthiness of its customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of its earning assets vs. its funding arrangements; changes in general economic conditions; and changes in the demand for debt management services. The preparation of Sallie Mae’s consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. Sallie Mae does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in its expectations except as required by law. In addition, the planned separation transaction and the terms, details, asset allocations, timing and implementation are all subject to change as Sallie Mae continues to consider, analyze and work on the implementation of the foregoing.

***

Sallie Mae (NASDAQ: SLM) is the nation’s No. 1 financial services company specializing in education. Celebrating 40 years of making a difference, Sallie Mae continues to turn education dreams into reality for American families, today serving 25 million customers. With products and services that include 529 college savings plans, Upromise rewards, scholarship search and planning tools, education loans, insurance, and online banking, Sallie Mae offers solutions that help families save, plan, and pay for college. Sallie Mae also provides financial services to hundreds of college campuses as well as to federal and state governments. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

***

Contact:

Media:	Martha Holler, 302-283-4036, martha.holler@SallieMae.com Patricia Nash Christel, 302-283-4076, patricia.christel@SallieMae.com

Investors:	Steven McGarry, 302-283-4074, steven.j.mcgarry@SallieMae.com Joe Fisher, 302-283-4075, joe.fisher@SallieMae.com

# # #